EXHIBIT 99.1


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 FOR FURTHER INFORMATION:
 At the Company:
 John P. Walker        Robert Mitchell
 President             CFO
 972/406-7108          972/406-3484


 FOR IMMEDIATE RELEASE
 Monday May 14, 2001


    Emerson Radio Corp. Obtains Voting Control of Sport Supply Group, Inc.


 Dallas, Texas Monday, May 14, 2001 - Sport Supply Group, Inc. (OTCBB: SSPY) today announced that Emerson Radio Corp. (AMEX: "MSN") recently increased its ownership in the Company to 50.1%. In accordance with generally accepted accounting principles, Emerson Radio will consolidate the Company's financial statements with Emerson's consolidated financial statements. The consolidated financial statements will be included in Emerson's Report on Form 10-K for the year-ended March 31, 2001.

 The Company also announced that it changed its fiscal year-end to March 31 to coincide with the year-end of Emerson Radio Corp. The Company will operate on a 52/53 week reporting fiscal year ending on the Friday closest to March 31. Consequently, the Company will report a transition period for the six months ended March 30, 2001. In accordance with SEC regulations, the Company will file its Transition Report on Form 10-K for the six months ended March 30, 2001 on or before August 8, 2001.

 Sport Supply Group is a leading direct marketer and B2B e-commerce supplier of sporting goods equipment to the institutional and youth sports marketplace. Athletes, coaches and instructors in schools, colleges, universities, governmental agencies, camps and youth organizations across the country use the Company's products.

 Visit us at www.sportsupplygroup.com.



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 This  news  release,  other than  the  historical  information, consists  of forward looking statements that involve risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Reports on Form 10-K and Form 10-Q.
 Such forward-looking statements are made based on management's belief as well as assumptions made by, and information currently available to,
 management  pursuant  to  the  'safe  harbor'  provisions  of  the   Private
 Securities  Litigation  Reform  Act  of  1995.    Actual  results  may  vary
 materially.
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